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                                                                   EXHIBIT 24(B)

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Optical Security Group, Inc.'s Nonqualified Stock Option Plan, 1992 Incentive Stock Option Plan, and Stock Bonus Plan of our report dated May 29, 1998, with respect to the consolidated financial statements of Optical Security Group, Inc. included in the Annual Report (Form 10-KSB) for the year ended March 31, 1998 filed with the Securities and Exchange Commission.



                                        /s/ Ernst & Young LLP


Denver, Colorado
July 23, 1998